UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: June 13, 2016
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1925 W. Field Court
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.
The information regarding the Purchase Agreement set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 13, 2016, IDEX Corporation (the “Company”) completed a private placement of $100,000,000 aggregate principal amount of 3.20% Series A Senior Notes due June 13, 2023 (the “Series A Notes”) and $100,000,000 aggregate principal amount of 3.37% Series B Senior Notes due June 13, 2025 (the “Series B Notes,” and together with Series A Notes, the “Notes”) pursuant to a Note Purchase Agreement, dated June 13, 2016 (the “Purchase Agreement”).
The Series A Notes bear interest at a rate of 3.20% per annum and will mature on June 13, 2023. The Series B Notes bear interest at a rate of 3.37% per annum and will mature on June 13, 2025. The Notes are unsecured obligations of the Company and rank pari passu in right of payment with all of the Company’s other unsecured, unsubordinated debt. The Company may at any time prepay all, or any portion of the Notes; provided that such portion is greater than 5% of the aggregate principal amount of Notes then outstanding under the Purchase Agreement. In the event of a prepayment, the Company will pay an amount equal to par plus accrued interest plus a make-whole amount. The Company also has the ability to make certain other offers to repurchase the Notes.
The Purchase Agreement contains certain covenants that restrict the Company and its subsidiaries’ ability to, among other things, transfer or sell assets, create liens, incur indebtedness, transact with affiliates and engage in certain mergers or consolidations. In addition, the Company must comply with a leverage ratio, interest coverage ratio and priority debt ratio as set forth in the Purchase Agreement.
The Purchase Agreement provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. In the case of payment events of defaults, any holder of Notes affected thereby may declare all Notes held by it due and payable immediately. In the case of any other event of default, a majority of the holders of the Notes may declare all the Notes to be due and payable immediately, in each case subject to certain cure and notice provisions.
The above summary of the Purchase Agreement and the Notes is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 4.1 hereto, and the Notes, the forms of which are filed as Exhibit 4.2 and Exhibit 4.3 hereto, each of which is incorporated by reference into this Item 2.03.
Item 8.01 - Other Events.
On June 14, 2016, the Company issued a press release announcing the completion of a private placement of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

4.1	Note Purchase Agreement, dated June 13, 2016

4.2	Form of 2023 Note (included in Exhibit 4.1)

4.3	Form of 2025 Note (included in Exhibit 4.1)

99.1	Press Release, dated June 14, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

	By:	/s/ HEATH A. MITTS
Heath A. Mitts
Senior Vice President and Chief Financial Officer
June 15, 2016

EXHBIT INDEX

Exhibit Number	Description

4.1	Note Purchase Agreement, dated June 13, 2016

4.2	Form of 2023 Note (included in Exhibit 4.1)

4.3	Form of 2025 Note (included in Exhibit 4.1)

99.1	Press Release, dated June 14, 2016